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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-43222,
333-45397, 333-52941, 333-55086, 333-58401, 333-95373) and in the Registration
Statements on Form S-8 (Nos. 333-22197, 333-42024, 333-62389) of Acacia Research Corporation of our report dated March 14, 2005 relating to the financial statements of Acacia Research Corporation, management's assessment of the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 14, 2005